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                                                                  Exhibit 10.5.2

                                      MIDA
                  (Malaysian Industrial Development Authority)

                                                                  August 6, 2003

Managing Director,
Komag USA (Malaysia) Sdn.
Bayan Lepas Free Trade Zone,
Phase III, 11900 Pulau Pinang

Dear Sir

      Application for Tax Exemption for 10 years under Section 127, the income Tax Act, 1967 to produce thin-film magnetic disks using Synthetic
Anti-ferromagnetic technology and semi-finished goods (re-defined as the thin-film magnetic disks using Synthetic Anti-ferromagnetic (SAF) technology including textured disks, plated polished substrates and metalized glass disks) at Bayan Lepas Free Trade Zone, Phase III, Pulau Pinang.

      I refer to your application received on 16 August, 2002 regarding the above.

      1. I wish to inform you that the Hon. Minister of Finance has approved your application for income tax exemption under Section 127, the Income Tax Act, 1967 for 8 years (the level of tax exemption is equivalent to the Pioneer Status (full tax exemption on statutory income) under the Promotion Investment Act, 1986 for 8 years) to manufacture thin-film magnetic disks using Synthetic Anti-ferromagnetic (SAF) technology including textured disks, plated polished substrates and metalized glass disks at Bayan Lepas Free Trade Zone, Phase III, Pulau Pinang effective from 1 July, 2003. This approval is subject to the condition that the company is first given the exemption for five (5) years, after which the company is given the option to extend for another three (3) years provided that all the conditions have been complied with.

      2. The approval as mentioned in para 2 is subject to the following conditions:

            (i) Total investment costs in fixed assets including land should be at least RM90 million within the first 3 years and to increase to at least RM190 million within 5 years as proposed.

            (ii) The expenditure for undertaking R&D activities should be at least 1% of the total annual gross sales as proposed.

            (iii) The technical / science graduates who have degrees or diploma with at least 5 years experience in related fields, should be at least 7% of the total employment of the company.
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            (iv) The company is advised to undertake local spending programme including local services / supports of at least RM1,000 million within 5 years as proposed.

            (v) The sales of plated polished substances to other companies excluding Komag USA (Malaysia) Sdn.'s use should not exceed 20% of the total sales of thin-film magnetic disks using Synthetic Anti-ferromagnetic (SAF) technology including textured disks, plated polished substrates and metalized glass disks.

      You are required to submit a report on the progress of the implementation of the project and the compliance of the conditions to MIDA and the Industry Division, Ministry of International Trade and Industry respectively every six
(6) months using the form attached herewith.

      3. The tax exemption approved to the company will be effective from 1 July, 2003. You are required to submit your application for the Pioneer Certificate within six (6) months from the date of tax exemption approval. The application form for Pioneer Certificate is hereby attached.

Yours sincerely,


/s/ Datuk Zainun Aishah Ahmad
--------------------------------------
(DATUK ZAINUN AISHAH AHMAD)
Director General
Malaysian Industrial Development Authority

      cc    Secretary General
            Ministry of International Trade and Industry
            (Attention: Director, Industrial Division)

            Secretary General
            Ministry of Finance
            (Attention: Secretary, Tax Division)

            Director General
            Inland Revenue Authority

            General Manager
            Penang Development Council

            Director
            MIDA, Regional Office, Penang


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